  Exhibit 10.40

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is dated as of _______, 2020 (the “Effective Date”), by and among Iota Communications, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

  RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the SecuritiesAct.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the units (“Units”) set forth below such Purchaser’s name on the signature page of this Agreement. Each Unit shall consist of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (collectively referred to herein as the “Shares”) and (ii) one warrant, in substantially the form attached hereto as Exhibit A (the “Warrant”), to acquire up to that number of additional shares of Common Stock equal to one-hundred percent (100%) of the number of Shares purchased by such Purchaser) (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares”).

C. The Units, Shares, Warrants, and the Warrant Shares collectively are referred to herein as the “Securities” and the offering of the Securities pursuant to this Agreement is referred to as the “Offering.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquiring Person” has the meaning set forth in Section 4.6.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(f).

“Buy-In Price” has the meaning set forth in Section 4.1(f).

“Closing” means the closing of the purchase and sale of the Units pursuant to this Agreement. The purchase and sale of the Units shall take place in one or more closings (each of which is referred to in this Agreement as a “Closing”).

“Closing Bid Price” means, for any security as of any date, (a) the last reported closing bid price per share of Common Stock for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, or, (b) if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or (c) if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or (d) if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of such security. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” means the Trading Day when all the Transaction Documents have been executed and delivered by the applicable parties thereto, and all the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Deadline Date” has the meaning set forth in Section 4.1(f).

“Disclosure Materials” means the SEC Reports, together with the Disclosure Schedules. “Disclosure Schedules” has the meaning set forth in Section 3.1.

“DTC” has the meaning set forth in Section 4.1(d).

“Environmental Laws” has the meaning set forth in Section 3.1(z).

“ERISA” has the meaning set forth in Section 3.1(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company. “Intellectual Property Rights” has the meaning set forth in Section 3.1(n).

“Investor Questionnaire” means the Investor Questionnaire set forth as Exhibit B-1 hereto.

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit C, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Legend Removal Date” has the meaning set forth in Section 4.1(d).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company,
(ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S- K.

“Material Permits” has the meaning set forth in Section 3.1(l).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(hh).

“Outside Date” means the fifth (5th) Business Day following the date of this Agreement. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Press Release” has the meaning set forth in Section 4.5.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTCQB.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $0.12 per Unit.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b). “Purchaser Party” has the meaning set forth in Section 4.9.

“Registrable Securities” means all of (i) the Shares, (ii) the Warrant Shares and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that the Purchaser has completed and delivered to the Company a Selling Stockholder Questionnaire to be provided by the Company; and provided, further, that with respect to a particular Purchaser, such Purchaser’s Shares and Warrant Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Purchaser shall cease to be a Registrable Security); (B) becoming eligible for resale by the Purchaser under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of- sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent; or (C) the date on which the Company’s shares of common stock are deregistered under the Exchange Act pursuant to a shareholder approved transaction providing for such deregistration.

“Registration Statement” means a registration statement covering the resale by the Purchasers of the Registrable Securities as contemplated by Section 4.13.

“Regulation D” has the meaning set forth in the Recitals. “Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all of the reports, schedules, forms, statements and other documents filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (including the exhibits thereto and documents incorporated by reference therein).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(v).

“Securities” has the meaning set forth in the Recitals. “Securities Act” has the meaning set forth in the Recitals. “Shares” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a- 1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of CommonStock).

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Units purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Affiliate” has the meaning set forth in Section 3.2(l).

“Trading Day” means (i) a day on which the Common Stock is traded on either a national securities exchange or the OTCQB, as reported by OTC Markets Group Inc., or (ii) if the Common Stock is not traded on a national securities exchange or quoted on the OTCQB, a day on which the Common Stock is quoted in the over-the- counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in

(i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement (including the schedules and exhibits attached hereto), the Warrants, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means VStock Transfer, LLC, or any successor transfer agent for the Company. “Unit” has the meaning set forth in the Recitals.

“Warrants” has the meaning set forth in the Recitals to this Agreement. “Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II.
PURCHASE AND SALE

2.1.
Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Units equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser as indicated below such Purchaser’s name on its signature page to this Agreement by (ii) the Purchase Price. The Warrants shall have a per Warrant Share exercise price equal to $0.12.

(b) Closing. The initial Closing, of the purchase and sale of the Units shall take place on the Closing Date at the offices of Reed Smith LLP, 599 Lexington Avenue, New York, New York, 10022, or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. Each Purchaser agrees and acknowledges that there may be one or more Closing Dates that occur from time to time until the Company issues and sells up to an aggregate of $15 million of Units (which may be increased by an additional $5 million of Units, for aggregate Offering proceeds of up to $20 million, upon consent of the Company) and all such Closings shall be deemed part of the same offering of Units. The initial Closing and any subsequent Closing, shall be referred to as the “Closing.” The initial Closing Date, and any subsequent Closing Dates, shall be referred to as the “Closing Date.”

(c) Form of Payment. Except as may otherwise be agreed to among the Company and one or more of the Purchasers, on or prior to the Business Day immediately prior to the Closing Date, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, to the Company as set forth on Exhibit F hereto. Within three (3) Trading Days after the Closing, the Company shall (a) irrevocably instruct the Transfer Agent to deliver to each Purchaser one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Shares to be Acquired,” and (b) deliver to each Purchaser one or more Warrants, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Warrants such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Underlying Shares Subject to Warrant.”

2.2. Closing Deliveries. (a) On or prior to the Closing, the Company shall issue,deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)
this Agreement, duly executed by the Company;

(ii) facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing the Shares subscribed for by such Purchaser hereunder, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit B-2 hereto (the “Stock Certificate”), with the original Stock Certificates delivered within three (3) Trading Days of Closing; provided, however, that in lieu of the issuance of stock certificates evidencing Shares, the Company may use a book entry system in which a computerized or manual entry is made in the records of the Company to evidence the issuance and ownership of suchShares;

(iii) facsimile copies of one or more Warrants, executed by the Company and registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit B-2 hereto, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares equal to one-hundred percent (100%) of the number of Shares issuable to such Purchaser pursuant to Section 2.2(a)(ii), on the terms set forth therein, with the original Warrants delivered within three (3) Trading Days of Closing;

(iv) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Purchase Price, registered in the name of such Purchaser;

(v) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the

Company, in the form attached hereto as Exhibit D;

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)
this Agreement, duly executed by such Purchaser;

(ii) its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer to the Company, as set forth on Exhibit F attached hereto;

(iii) a fully completed and duly executed Investor Questionnaire, satisfactory to the Company and Stock Certificate Questionnaire, in the forms attached hereto as Exhibits B-1, and B-2, respectively.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in any other section of the Disclosure Schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries are duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Units and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Units and the reservation for issuance and issuance of the Warrant Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) the filings required in accordance with Section 4.5 of this Agreement, and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of Warrant Shares (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, the number of Warrant Shares (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth on Schedule 3.1(g) or as a result of the purchase and sale of the Units, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities other than as described in Schedule 3.1(g). All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(h) Material Changes. Except as set forth in the SEC Reports or on Schedule 3.1(h), since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect,

(ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports. Except for the issuance of the Shares and Warrants underlying the Units contemplated by this Agreement and except as set forth on Schedule 3.1(h), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(i) Litigation. Except as set forth in the SEC Reports or on Schedule 3.1(i), there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(j) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company that would have or reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believe that their relationships with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary in the foreseeable future or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer, is, or is now expected to be, in violation of any term of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(k) Compliance. Except as set forth in the SEC Reports or on Schedule 3.1(k), neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits.

(m) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them. Except for the Liens held by the Persons described in the SEC Reports or set forth in Schedule 3.1(m) hereto, the Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n) Intellectual Property. The Company and the Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know- how and other intellectual property rights and similar rights described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. There is no pending or, to the Company’s Knowledge, threatened, action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or on Schedule 3.1(p), none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(q) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph (u) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss, or expense (including, without limitation, attorneys’ fees, and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(r) No Registration. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Securities hereunder complies in all material respects with and does not contravene the rules and regulations of the Trading Market.

(s) Investment Company. The Company is not, and immediately after receipt of payment for the Units, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(t) Registration Rights. Other than each of the Purchasers as described in Section 4.13 or as described in the SEC Reports or set forth in Schedule 3.1(t) hereto and as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities that are currently registered on an effective registration statement on file with the Commission.

(u) Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(v) Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

(w) Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non- public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.5 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All written materials provided to the Purchasers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Except as set forth in the SEC Reports or on Schedule 3.1(w), no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

(x) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would
(i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the Offering to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Tax Matters. Except as set forth in the SEC Reports or on Schedule 3.1(y), the Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to result in a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction.

(z) Environmental Matters. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s knowledge there is no pending investigation or investigation threatened in writing that might lead to such a claim.

(aa) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(bb) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(cc) Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf with the Company’s knowledge) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Based on the representations made herein by the Purchasers, and other than with respect to such Purchasers that currently have a representative serving on the Company’s Board of Directors, the Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(gg) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(hh) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii) Employee Benefits. Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect. The Company does not have any liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on its most recent balance sheet contained in the SEC Reports or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions. The Company has not (i) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its Subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

(jj) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2. Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. If such Purchaser is an entity, such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Units and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Accredited Investor Status. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act that the Investor Questionnaire in the form of Exhibit B-1 attached hereto delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and will be correct as of the Closing Date and the effective date of the Registration Statement; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Moreover, such Purchaser is aware that (i) the acquisition of the Units involves a high degree of risk and may result in a loss of the entire Purchase Price; (ii) the Company has limited working capital and limited sources of financing available as of the date of this Agreement; (iii) there is no assurance that the Company’s operations will be profitable or cash flow positive at any time in the future.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive satisfactory answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h) SEC Reports and Financial Statements. The Purchaser acknowledges that the Company has not filed with the Commission all of the SEC Reports required to be filed by it under Section 13(a) or 15(d) of the Exchange Act, including the Quarterly Report on Form 10-Q for the period ended February 29, 2020 (which will include the unaudited interim condensed consolidated financial statements for such period), the Annual Report on Form 10-K for the period ended May 31, 2020 (which will include the audited annual condensed consolidated financial statements for such period), and the Quarterly Report on Form 10-Q for the period ended August 31, 2020 (which will include the unaudited interim condensed consolidated financial statements for such period), and that the Company is unable to confirm when such delinquent SEC Reports and corresponding financial statements will be filed with the Commission.

(i) Internal Accounting Controls. The Purchaser acknowledges that, as disclosed in SEC Reports, the Company’s management previously determined that the Company’s internal control over financial reporting as of November 30, 2019 was not effective due to a number of material weaknesses and that the Company is, therefore, unable to represent that it maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Purchaser acknowledges that despite management’s efforts to implement measures designed to remediate the material weaknesses and internal control deficiencies, there can be no assurance that the Company will be able to do so.

(j) Sarbanes-Oxley; Disclosure Controls. The Purchaser acknowledges that, as disclosed in SEC Reports, the Company’s management previously determined that as of November 30, 2019 the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e)) are ineffective and that the Company is, therefore, unable to represent that its disclosure controls and procedures are sufficient to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. The Purchaser acknowledges that despite management’s efforts to implement measures designed to remediate the disclosure control deficiencies, there can be no assurance that the Company will be able to do so.

(k) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser's or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(l) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(m) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Purchaser has not authorized any person or institution to act as its “purchaser representative” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) in connection with such Purchaser’s acquisition of the Units.

(n) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein as part of its determination as to the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(o) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

(p) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers and agrees to comply with such rules.

(q) Beneficial Ownership. The purchase by such Purchaser of the Units issuable to it at the Closing will not result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each Closing shall have occurred.

(r)
Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1.
Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Securities.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(d):

NEITHER THESE SECURITIES NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(d), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(c) shall continue to bear the legend set forth in Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a)

(d) Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the Registration Statement, the Purchaser agrees to only sell such Securities during such time that such Registration Statement is effective and current and not withdrawn or suspended, and only as permitted by such Registration Statement), (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the Registration Statement or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall cause Company Counsel to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the effective date of the Registration Statement, or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company (with notice to the Company) of (i) a legended certificate representing Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) an Exercise Notice in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, and an opinion of counsel to the extent required by Section 4.1(a) (such third (3rd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends other than any restrictions on transfer imposed by Purchaser in connection with a pledge of such Securities. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(d). Certificates for Shares or Warrant Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(e) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(e) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this

Section 4.1(e) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(e) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(e), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(f) Buy-In. If the Company shall fail for any reason or for no reason to issue to a Purchaser unlegended certificates within three (3) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy- In”), then the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of
(a) such number of shares of Common Stock, times (b) the Closing Bid Price on the Deadline Date.

4.2. Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of Warrant Shares issuable upon exercise of the Warrants issued at the Closing (without taking into account any limitations on exercise of the Warrants set forth in the Warrants).

4.3. Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonably best efforts to (i) become current with respect to all reports required to be filed by the Company prior to the Effective Date pursuant to the Exchange Act and (ii) file all reports required to be filed by the Company after the Effective Date pursuant to Exchange Act by their respective deadline or as soon thereafter as is reasonably practicable. During such twelve (12) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.4. Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5. Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the form of Warrant). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any Registration Statement contemplated by Section 4.13 of this Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement after the issuance of the Press Release regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.5, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) and will not trade in the Company’s securities.

4.6. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect as of the date of this Agreement or the Closing Date or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, solely by virtue of receiving Securities under the Transaction Documents; provided, however, that no such Purchaser owns any equity in the Company prior to its purchase of the Securities hereunder.

4.7. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8. Use of Proceeds. The Company shall use the net proceeds from the sale of the Units hereunder for working capital and other general corporate purposes and shall not use such proceeds for the redemption of any Common Stock or Common Stock Equivalents.

4.9. Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, courtcosts and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or

(ii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.10. Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.11. Delivery of Units After Closing. The Company shall deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to such Purchaser within three (3) TradingDays of the Closing Date, unless the Company uses a book entry system in which a computerized or manual entry is made in the records of the Company to evidence the issuance and ownership of such Shares, in which case the Shares need not be delivered.

4.12. Short Sales and Confidentiality After the Date Hereof. Each Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any purchases and sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.5 or (ii) this Agreement is terminated in full pursuant to Section 6.18. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty, or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5.

4.13. Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the Securities Act to register the offer and sale, by the Company, of Common Stock (other than (x) on Form S-4 or Form S-8 under the Securities Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Purchasers of its intention to so register the offer and sale of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Purchaser to include in such registration the Purchaser’s Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration), the Company shall cause all such Registrable Securities to be included in such registration statement (the “Registration Statement”) on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to acquire the Units at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and allconsents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(h) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

5.2. Conditions Precedent to the Obligations of the Company to sell Securities. The Company's obligation to sell and issue the Units at the Closing to the Purchasers is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchasers in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and allconsents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect.

(e) Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

ARTICLE VI.
MISCELLANEOUS

6.1. Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

6.2. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section

6.3. prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:
Iota Communications, Inc.
600 Hamilton Street, Suite 1010 Allentown, PA 18101
Attention:Terrence DeFranco

With a copy to:
Reed Smith LLP
(which shall not
599 Lexington Avenue constitute notice)New York, NY 10002
Attention: Herbert Kozlov

If to a Purchaser:
To the address set forth under such Purchaser’s name on the signature page hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least 66 2/3% of the Securities still held by Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Purchasers who then hold Securities.

6.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party as an intended third party beneficiary of Section 4.9.

6.8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9. Survival. Subject to applicable statute of limitations, the representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery of theSecurities.

6.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

6.18. Termination. This Agreement may be terminated, and the sale and purchase of the Units abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only)

upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section

6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.18, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.18, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IOTA COMMUNICATIONS, INC.

By: Name: Terrence DeFranco
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NAME OF PURCHASER:

By:                                                                       Name:
Title:

Aggregate Purchase Price (Subscription Amount): $

Number of Units to be Acquired:

Number of Shares to be Acquired:

Underlying Shares Subject to Warrant:
(100% of the number of Shares to be acquired)

Tax ID No.:
Address for Notice:

 Telephone No.:

 Facsimile No.:

 E-mail Address:

 Attention:

Delivery Instructions: (if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

SCHEDULES:

Schedule 3.1(a)
Subsidiaries

Schedule 3.1(g)
Capitalization

Schedule 3.1(h)
Material Changes

Schedule 3.1(i)
Litigation

Schedule 3.1(k)
Compliance

Schedule 3.1(m)
Liens

Schedule 3.1(p)
Transactions with Affiliates and Employees Schedule 3.1(t) Registration Rights

Schedule 3.1(w)
Disclosure

Schedule 3.1(y)
Tax Matters

 EXHIBITS:

A:
Form of Warrant

B-1:
Investor Questionnaire

B-2:
Stock Certificate Questionnaire

C:
Form of Irrevocable Transfer Agent Instructions D:Form of Secretary’s Certificate

E:
Wire Instructions

SCHEDULE 3.1(A) SUBSIDIARIES

Iota Networks, LLC

Iota Commercial Solutions, LLC Iota Spectrum Holdings, LLC Arkados, Inc.

SCHEDULE 3.1(G) CAPITALIZATION

Common Stock			Prefered Stock			Warrants		Options
# Shares Authorized	# Shares Issued	# Shares Outstanding	# Shares Authorized	# Shares Issued	# Shares Outstanding	# Outstanding	Wtd. Avg. Exercise Price	# Outstanding	Wtd. Avg. Exercise Price
600,000,000	293,720,970	293,720,970	5,000,000	-	-	21,184,682	0.39	23,625,000	0.46

SCHEDULE 3.1(H) MATERIAL CHANGES

On October 27, 2020, Iota Networks, Syscom, and Lamar entered into an “Amendment No. 2 to Master Utilization Rights Agreement and Settlement Agreement and Mutual Release”, outlining new terms for leasing at least 200 billboards by December 31, 2021. Past due sums of $363,876.95 are to be settled in the amount of $351,000 paid over 4 monthly payments ($57,000 due at signing, then 2 payments of $57,000 and two payments of $90,000). Payment of the settlement amount will cure any past breaches of the Master Utilization Rights Agreement.

SCHEDULE 3.1(I) LITIGATION

On April 17, 2019, Ladenburg Tharman & Co. Inc. (“Ladenburg”) filed a complaint in The Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, Case No. 2019-011385-CA-01, against the Company claiming fees that are owed under an investment banking agreement with M2M Spectrum Networks, LLC. Ladenburg sought
$758,891 based upon a transaction fee of $737,000, out-of-pocket expenses of $1,391, and four monthly retainers of
$5,000 each totaling $20,000. Ladenburg claimed an amendment to the contract with M2M Spectrum Networks, LLC, nearly doubling the transaction fee, was a valid and binding amendment. On October 22, 2020, the parties settled the litigation at a mediation conference. Iota agreed to pay $500,000 to Ladenburg, as follows: (a) $50,000 on November 30, 2020; (b) monthly installments of $20,000 from December 2020 through April 2021; and (c) a lump sum payment of
$350,000 on June 1, 2021.

On September 10, 2020, Iota Networks, LLC was served with a complaint in the U.S. Bankruptcy Court, District of Arizona. The complaint alleges fraudulent conveyances with respect to the debtors, Smartcomm, LLC and Smartcomm License Services, LLC, relating to a promissory note made by Iota in favor of the debtors. The balance due on the note is alleged to be approximately $900,000. We believe the lawsuit is an attempt to circumvent the note’s favorable repayment terms and accelerate repayment. A motion to dismiss most of the claims has been filed.

SCHEDULE 3.1(K) COMPLIANCE

None.

SCHEDULE 3.1(M) LIENS

None.

SCHEDULE 3.1(P)

TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

None.

SCHEDULE 3.1(T) REGISTRATION RIGHTS

None.

SCHEDULE 3.1(W) DISCLOSURE

None.

SCHEDULE 3.1(Y) TAX MATTERS

None.

EXHIBIT A FORM OF WARRANT

(See attached)

No. IOTA –

IOTA COMMUNICATIONS, INC. COMMON STOCK PURCHASE WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.

WARRANT CERTIFICATE

Original Issue Date:

THIS WARRANT CERTIFICATE (the “Warrant Certificate”) certifies that for value received,                                   (the “Holder”), is the owner of this warrant (the “Warrant”), which entitles the Holder to purchase at any time on or before the Expiration Date (as defined below)shares(the “Warrant Shares”) of fully paid non-assessable shares of the common stock (the “Common Stock”) of IOTA COMMUNICATIONS, INC., a Delaware corporation (the “Company”), at a purchase price per Warrant Share of $0.12 (the “Purchase Price”), in lawful money of the United States of America by bank or certified check, subject to adjustment as hereinafter provided. This Warrant is issued for services rendered by Holder to Company.

This Warrant is one of a series of warrants (collectively, the “Financing Warrants”) of like tenor that have been issued in connection with the offering of the securities of the Company, which consisted of Common Stock and the Warrants.

1.
WARRANT; PURCHASE PRICE.

This Warrant shall entitle the Holder to purchase the Warrant Shares at the Purchase Price. The Purchase Price and the number of Warrant Shares evidenced by this Warrant Certificate are subject to adjustment as provided in Article 6.

2.
EXERCISE; EXPIRATION DATE.

(a) This Warrant is exercisable, at the option of the Holder, at any time after the date of issuance and on or before the Expiration Date (as defined below) by delivering to the Company written notice of exercise (the “Exercise Notice”), stating the number of Warrant Shares to be purchased thereby, accompanied by bank or certified check payable to the order of the Company for the Warrant Shares being purchased. Within ten (10) business days of the Company’s receipt of the Exercise Notice accompanied by the consideration for the Warrant Shares being purchased, the Company shall instruct its transfer agent to issue and deliver to the Holder a certificate representing the Warrant Shares being purchased. In the case of exercise for less than all of the Warrant Shares represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrant Shares.

(b)
Expiration. The term “Expiration Date” shall mean 5:00 p.m., New York time, on the fifth (5th) anniversary of the Issue Date set forth above, or if such date in the State of New York shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m., New York time, the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

3.
RESTRICTIONS ON TRANSFER.

(a) Restrictions. This Warrant, and the Warrant Shares or any other security issuable upon exercise of this Warrant may not be assigned, transferred, sold, or otherwise disposed of unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition or

(ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Act, as well as such other documentation incident to such sale, transfer, or other disposition as the Company’s counsel shall reasonably request.

(b) Legend. Any Warrant Shares issued upon the exercise of this Warrant shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND WITH RESPECT TO THE SHARES OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH A PRIOR OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER OR TRANSFER AGENT MAY BE REQUIRED.”

4.
RESERVATION OF SHARES.

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrant shall be duly and validly issued and fully paid and non- assessable and free from all taxes, liens, and charges with respect to the issue thereof.

5.
LOSS OR MUTILATION.

If the Holder loses this Warrant, or if this Warrant is stolen, destroyed or mutilated, the Company shall issue an identical replacement Warrant upon the Holder’s delivery to the Company of a customary agreement to indemnify the Company for any losses resulting from the issuance of the replacement Warrant.

6.
PROVISIONS REGARDING ADJUSTMENTS TO STOCK.

(a)
Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i)
take a record of the holders of its Common Stock for the purpose of A-2 entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii)
subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)
combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Common Stock for which this Warrant is exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Purchase Price shall be adjusted to equal (x) the current Purchase Price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which this Warrant is exercisable into immediately after such adjustment.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,

(ii) the Purchase Price at the time in effect for this Warrant and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of this Warrant.

(c) Notices of Record Date. In the event of any fixing by the Company of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

(d) Merger, Consolidation, etc. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (or in the case of any sale, transfer, or other disposition to another corporation of all or substantially all the property, assets, business, and goodwill of the Company), the Holder of this Warrant shall thereafter be entitled to purchase the kind and amount of shares of capital stock which this Warrant entitled the Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer, or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 6 with respect to rights and interests thereafter of the Holder of this Warrant to the end that the provisions of this Section 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.

(e) Fractional Shares. No certificate for fractional shares shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall purchase any such fractional shares calculated to the nearest cent or round up the fraction to the next whole share.

(f) Rights of the Holder. The Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect of any Warrant Shares purchasable upon the exercise hereof until such Warrant Shares have been paid for in full and issued to it. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, to the person or persons entitled to receive the same.

7.
REPRESENTATIONS AND WARRANTIES.

The Holder, by acceptance of this Warrant, represents and warrants to, and covenants and agrees with, the Company as follows:

(a) The Warrant is being acquired for the Holder’s own account for investment and not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b) The Holder is aware that the Warrant is not registered under the Act or any state securities or “blue sky” laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares to be acquired upon exercise of the Warrant.

(c) The Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Warrant, and its financial position is such that it can afford to retain the Warrant and the Warrant Shares for an indefinite period of time without realizing any direct or indirect cash return on this investment.

8.
NO IMPAIRMENT.

The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefore upon such exercise immediately prior to such increase in par value, (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

9.
NO REGISTRATION RIGHTS.

There are no registration rights associated with this Warrant; the registration rights associated with the underlying Warrant Shares when issued are provided in the Subscription Agreement dated as of the date hereof by and among the Company and the signatories thereto.

10.
SUPPLYING INFORMATION.

The Company shall cooperate with Holder and each holder of Warrant Shares in supplying such information pertaining to the Company as may be reasonably necessary for such Holder and each holder of Warrant Shares to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Act for the sale of Warrant Shares.

11.
LIMITATION OF LIABILITY.

No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12.
MISCELLANEOUS.

(a) Transfer Taxes; Expenses. The Holder shall pay any and all underwriters’ discounts, brokerage fees, and transfer taxes incident to the sale or exercise of this Warrant or the sale of the underlying shares issuable hereunder and shall pay the fees and expenses of any special attorneys or accountants retained by it.

(b) Successors and Assigns. Subject to compliance with the provisions of Section 3, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(c) Severability. If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(d) Notice. Any notice or other communication required or permitted to be given to the Company shall be in writing and shall be delivered by certified mail with return receipt or delivered in person against receipt, addressed to the Company at 600 Hamilton Street, Suite 1010, Allentown, PA 18101.

(e) Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Financing Warrants.

(f) Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date set forth below.

IOTA COMMUNICATIONS, INC.

By:	/s/	Name:
Terrence DeFranco
Title: Chief Executive Officer

IOTA COMMUNICATIONS, INC. FORM OF EXERCISE OF WARRANT

No. IOTA –

□ The undersigned hereby elects to exercise this Warrant
as to
shares of the

Common Stock of Iota Communications, Inc., a Delaware corporation, covered thereby. Enclosed herewith is a bank or certified check in the amount of $ payable to the Company.

Delivery of exercise notice requiring a payment by check must be by national courier (FedEx, UPS, etc.) to the Company at:

600 Hamilton Street, Suite 1010
Allentown, PA 18101
Attn: Terrence DeFranco

The shares should be sent to me at the address provided below.

Date:

(Signature)

Name (Printed)

Address:

Social Security Number (for individual holder) or Employer Identification Number (Tax ID) (for entity):

EXHIBIT B-1

INVESTOR QUESTIONNAIRE

(See attached)

FOR ENTITIES ONLY:

4.
A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

5.
A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”).

6.
An insurance company as defined in Section 2(a)(13) of the Securities Act.

7.
An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

8.
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

9.
A plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

10.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by Persons that are accredited investors.

11.
A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

12.
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

13.
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

14.
An entity as to which all the equity owners (or, in the case of a trust, all the income beneficiaries) are accredited investors.

NOTE: If the undersigned qualifies as an “accredited investor” under this Category 14 only, a list of equity owners of the undersigned, and the accredited investor category in this Exhibit A that each such equity owner satisfies, should be listed on the below table as indicated. Please attach additional pages if necessary.

Equity Owners	Accredited Investor Category Under Exhibit A That Equity Owner Satisfies

C.
Tax Exempt Status

Is the Investor exempt from taxation under Section 501 of the Internal Revenue Code of 1986, as amended, or otherwise?
o             Yes                      o             No

[remainder of page intentionally left blank]

The Investor understands that the foregoing information will be relied upon by the Issuers for the purpose of determining the eligibility of the Investor to purchase and own the Units. The Investor will notify the Issuers immediately if any representation or warranty contained in the Subscription Agreement, or any information in this Investor Questionnaire, becomes untrue at any time (as if made at such time). The Investor will provide, if requested, any additional information that may reasonably be required to substantiate the Investor's status as an accredited investor, or to otherwise determine the eligibility of the Investor to purchase the Units.

INDIVIDUAL INVESTOR:

____

(Print Name)

____

(Signature)

____

(Date)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

____

(Print Name of Entity)

By: __________________________________

(Signature)

____

(Print Name and Title)

____

(Date)

EXHIBIT B-2

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.
The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)).

You may use a nominee name if appropriate:

2.
The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.
The mailing address, telephone, and telecopy number of the

Registered Holder listed in response to Item 1 above:

4.
The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT C

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

As of                                , 202
VStock Transfer, LLC 18 Lafayette Place
Woodmere, New York 11598 Attn:

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement, dated as of          , 2020 (the “Agreement”), by and among Iota Communications, Inc., a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Shares”) of Common Stock of the Company, par value

$0.0001 per share (the “Common Stock”), and warrants (the “Warrants”), which are exercisable into shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any:

(i)
to issue certificates representing shares of Common Stock upon transfer or resale of the Shares; and

(ii)
to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant

Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Annex I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon together with indication of receipt of the exercise price therefor.

You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) the Shares and the Warrant Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within three (3) Trading Days of your receipt of a notice of transfer, Shares or the Exercise Notice, you shall issue the certificates representing the Shares and/or the Warrant Shares, as the case may be, registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Shares and Warrant Shares are not registered for resale under the Securities Act or able to be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of- sale restrictions, then the certificates for such Shares and/or Warrant Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTSOF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation to be delivered by the Company’s outside legal counsel in the event a registration statement covering resales of the Shares and the Warrant Shares is declared effective by the Commission under the Securities Act is attached hereto as Annex II.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

IOTA COMMUNICATIONS, INC.

By:
Name:

 Title:

Acknowledged and Agreed:

By:
Name:

 Title:

Date:
,

Annex I

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant] Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No.               (the “Warrant”) issued by Iota Communications, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase            Warrant Shares pursuant to the Warrant.

(3) The Holder shall pay the sum of $            in immediately available funds to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess ofthe number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 3.2(r) of the Purchase Agreement pursuant to which the Warrant to which this notice relates was granted.

Dated:

Name of Holder:

*By:                                                                Name:

                                                              Title:
*(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

ACKNOWLEDGEMENT

The Company hereby acknowledges this Exercise Notice and receipt of the appropriate exercise price and hereby directs VStock Transfer, LLC to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated, 2020, from the Company and acknowledged and agreed to by VStock Transfer, LLC.

IOTA COMMUNICATIONS, INC.

By:
Name:

 Title:

Annex II

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[
]
[Address] [Address]
Attn:

Re: Iota Communications, Inc.

Ladies and Gentlemen:

We are counsel to Iota Communications, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Subscription Agreement, dated as of , 2020, entered into by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Subscription Agreement, the Company granted the Purchasers certain piggyback registration rights providing for the registration of the resale of the Common Stock, including the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”), under the Securities Act of 1933, as amended (the “Securities Act”), under certain circumstances asdescribed in the Securities Agreement.

In connection with the Company’s obligations under the Subscription Agreement, on ,

2020, the Company filed a Registration Statement on Form S-1 (File No. 333- ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) providing for the registration of, among other things, the resale of the Registrable Securities which names each of the Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at [a.m.][p.m.] on , , and we have no knowledge, after telephonic inquiry of a member of the staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

This letter shall serve as our standing notice to you that the Common Stock may be freely transferred by the Purchasers pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Purchasers or the transferees of the Purchasers, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated ,2020, provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. This letter shall serve as our standing instructions with regard to this matter.

Very truly yours, Reed Smith LLP

By:

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Iota Communications, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Subscription Agreement, dated as of,
2020, by and among the Company and the investors party thereto (the “Subscription Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.

1.
Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the [Board of Directors of the Company][duly authorized Committee of the Board of Directors of the Company] at a meeting of the [Board of Directors][Committee] held on, 2020. Such resolutions have not in any way been amended, modified, revoked, or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.
Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.
Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.
Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Subscription Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Terrence DeFranco	Chief Executive Officer
Terrence DeFranco	Secretary
James Dullinger	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this      day of, 2020.

Name: ~~Terrence DeFranco~~ Title: Secretary

I, James Dullinger, Chief Financial Officer, hereby certify that Terrence DeFranco is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Name: James Dullinger Title: Chief Financial Officer

EXHIBIT A
Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT E

WIRE INSTRUCTIONS

Receiving Bank:
[

Beneficiary:
Iota Communications, Inc.

Routing Number:	[	]

Account Number:	[	]

E-1